Exhibit 99.1

ELECTRONIC ARTS REPORTS Q3 FY16

FINANCIAL RESULTS

Delivers Record Quarterly Operating Cash Flow of $889 Million
Q3 Non-GAAP Net Revenue and EPS Exceed Guidance
Delivers Record Trailing Twelve Month and Quarterly Non-GAAP Digital Net Revenue

REDWOOD CITY, CA - January 28, 2016 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its third fiscal quarter ended December 31, 2015.

“This holiday season we connected millions of players through amazing games across multiple platforms,” said Chief Executive Officer Andrew Wilson. “From the stunning visuals and gameplay of STAR WARS Battlefront, to the anytime, anywhere competition in Madden NFL Mobile, players are deeply engaged across the increasing depth and breadth of the EA portfolio.”

“It was a great quarter with non-GAAP revenue and earnings that exceeded our guidance,” said Chief Financial Officer Blake Jorgensen. “Our results were driven by strong performances from STAR WARS Battlefront, Need for Speed, Ultimate Team and catalog titles.”

News and ongoing updates regarding EA and our games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics:

•	EA is the #1 publisher on PlayStation®4 and Xbox One consoles in the Western World for calendar year 2015 based on available sources and EA estimates.

•	Madden NFL 16 was the #1 sports title in the U.S. and FIFA 16 was the #1 title across all genres in Europe for calendar year 2015.

•	The return of Need for Speed™ drew more than twice as many monthly active players in Q3 than the previous game.

•	Players logged more than 150 million hours of gameplay across Battlefield 4™ and Battlefield™ Hardline in Q3.

•	In Q3, STAR WARS™: The Old Republic grew to its highest subscriber level in nearly three years.

•	Madden NFL Mobile monthly active players were up nearly 50% year-over-year in Q3.

Selected Financial Highlights:

•
For the quarter, non-GAAP net revenue of $1.803 billion was above guidance of $1.775 billion. Diluted non-GAAP EPS of $1.83 was above guidance of $1.75. And operating cash flow of $889 million was a record for any quarter in EA history.

•	STAR WARS™ Battlefront surpassed EA’s fiscal year guidance of 13 million units sold-in.

•	Non-GAAP net revenue for EA’s FIFA, Madden NFL and Hockey Ultimate Team™ live services continue to perform well in Q3, collectively up 13% year-over-year and up 22% on a constant currency basis.

•	EA repurchased 1.8 million shares in Q3 for $126 million.

•
On a trailing twelve month basis, EA had non-GAAP net revenue of $4.538 billion (of which a record $2.421 billion was digital), non-GAAP net income of $982 million and operating cash flow of $1.025 billion.

•
EA increased fiscal 2016 non-GAAP net revenue guidance to $4.517 billion and diluted non-GAAP EPS guidance to $3.04 per share. This is an increase from our previous guidance of $4.500 billion and $3.00, respectively.

(in millions of $, except per share amounts)	Quarter Ended 12/31/15	Quarter Ended 12/31/14
GAAP Digital Net Revenue	$569	$541
GAAP Packaged Goods and Other Net Revenue	501	585
GAAP Total Net Revenue	$1,070	$1,126

Non-GAAP Digital Net Revenue	$807	$693
Non-GAAP Packaged Goods and Other Net Revenue	996	735
Non-GAAP Total Net Revenue	$1,803	$1,428

GAAP Net Income (Loss)	$(45)	$142
Non-GAAP Net Income	596	388
GAAP Diluted Earnings (Loss) Per Share	(0.14)	0.44
Non-GAAP Diluted Earnings Per Share	1.83	1.22

Operating Cash Flow	$889	$682

TTM Financial Highlights:

(in millions of $)	TTM Ended 12/31/15	TTM Ended 12/31/14
GAAP Net Revenue	$4,273	$4,453
GAAP Net Income	652	847
Non-GAAP Net Revenue	4,538	4,337
Non-GAAP Net Income	982	833

Operating Cash Flow	$1,025	$1,150

Business Outlook as of January 28, 2016

The following forward-looking statements, as well as those made above, reflect expectations as of January 28, 2016. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2016 Expectations - Ending March 31, 2016

•	GAAP net revenue is expected to be approximately $4.363 billion.

•	Non-GAAP net revenue is expected to be approximately $4.517 billion.

•	GAAP diluted earnings per share is expected to be approximately $2.23.

•	Non-GAAP diluted earnings per share is expected to be approximately $3.04.

•
The Company estimates a share count of 332 million for purposes of calculating fiscal year 2016 GAAP diluted earnings per share and 325 million for purposes of calculating fiscal year 2016 non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the impact of the following items (estimate in millions) from expected GAAP net income:

Acquisition-related expenses	$56
Amortization of debt discount and loss on conversion	27
Change in deferred net revenue (online-enabled games)	154
Stock-based compensation	180
Income tax adjustments	(170)
Expected Impact on Non-GAAP Net Income (net)	$247

Fourth Quarter Fiscal Year 2016 Expectations - Ending March 31, 2016

•	GAAP net revenue is expected to be approximately $1.275 billion.

•	Non-GAAP net revenue is expected to be approximately $875 million.

•	GAAP diluted earnings per share is expected to be approximately $1.46.

•	Non-GAAP diluted earnings per share is expected to be approximately $0.40.

•
The Company estimates a share count of 330 million for purposes of calculating fourth quarter fiscal year 2016 GAAP diluted earnings per share, and 325 million for non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share includes potentially dilutive equity instruments and the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the impact of the following items (estimate in millions) from expected GAAP net income:

Acquisition-related expenses	$15
Amortization of debt discount and loss on conversion	5
Change in deferred net revenue (online-enabled games)	(400)
Stock-based compensation	49
Income tax adjustments	(22)
Expected Impact on Non-GAAP Net Income (net)	$(353)

Conference Call and Supporting Documents

Electronic Arts will host a conference call on January 28, 2016 at 2:00 pm PT (5:00 pm ET) to review its results for the third quarter ended December 31, 2015 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number 844-215-4106 (domestic) or 918-534-8313 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be available until February 11, 2016 at 855-859-2056 (domestic) or 404-537-3406 (international). An audio webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP diluted shares. These non-GAAP financial measures are adjusted for the items referenced below, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations. The adjustments to the non-GAAP financial measures exclude the following items (other than shares from the Convertible Bond Hedge, which are included):

•	Acquisition-related expenses

•	Amortization of debt discount and loss on conversion of notes

•	Change in deferred net revenue (online-enabled games)

•	College football settlement expenses

•	Income tax adjustments

•	Loss on licensed intellectual property commitment (COGS)

•	Restructuring and other

•	Shares from Convertible Bond Hedge

•	Stock-based compensation

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be adjusted in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by adjusting for certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. The Company’s management team is evaluated on the basis of non-GAAP financial measures and these measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount and Loss on Conversion of Notes. EA issued $632.5 million of 0.75% convertible senior notes in a private placement offering in July 2011. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we amortize as a debt discount an amount equal to the fair value of the conversion option on the convertible senior notes over the term of the notes. The debt discount is classified as interest expense. Upon settlement of our convertible senior notes, we attribute the fair value of the consideration transferred to the liability and equity components. The difference between the fair value of the consideration attributed to the liability component and the carrying value of the liability is recorded as a non-cash loss in the statement of the operations. Electronic Arts’ management excludes the effect of the amortization of debt discount and the non-cash loss on the early conversion of debt in its non-GAAP financial measures. For the three months ended September 30, 2015 and the three months ended December 31, 2015, we recognized losses on conversion of senior notes of $6 million and $2 million, respectively.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online service included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

College Football Settlement Expenses. During fiscal 2014, Electronic Arts recognized a $48 million charge for expected litigation settlement and license expenses related to our college football business. This expense is excluded from our non-GAAP financial measures.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company applies the same tax rate to its non-GAAP financial results. During fiscal year 2016 the Company is applying a tax rate of 22 percent to its non-GAAP financial results. For fiscal years 2014 and 2015, a 25 percent tax rate was applied, and through fiscal year 2013 the Company applied a 28 percent tax rate.

Loss on Licensed Intellectual Property Commitment (COGS). During the first quarter of fiscal 2015, Electronic Arts terminated its right to utilize certain intellectual property that the Company had previously licensed and we incurred a loss of $122 million on the corresponding license commitment. This expense is excluded from our non-GAAP financial measures.

Restructuring and Other. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Shares from Convertible Bond Hedge.  In July 2011, the Company issued convertible senior notes that mature in July 2016 (the “Notes”) with an initial conversion price of approximately $31.74 per share.  When the quarterly average trading price of EA’s common stock is above $31.74 per share, the potential conversion of the Notes has a dilutive impact on the Company’s earnings per share.  At the time the Notes were issued, the Company entered into convertible note hedge transactions (the “Convertible Bond Hedge”) to offset the dilutive effect of the Notes.  The Company includes the anti-dilutive effect of the Convertible Bond Hedge in determining its non-GAAP dilutive shares.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2016 guidance information under the heading “Business Outlook,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015.

These forward-looking statements are current as of January 28, 2016. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2015.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company delivers games, content and online services for Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players around the world.

In fiscal year 2015, EA posted GAAP net revenue of $4.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality blockbuster brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield 4, Battlefield, The Sims, Dragon Age, Need for Speed, Ultimate Team and Plants vs. Zombies are trademarks of Electronic Arts Inc. and its subsidiaries. STAR WARS © & TM 2015 Lucasfilm Ltd. STAR WARS and related properties are trademarks in the United States or in other countries of Lucasfilm Ltd. and/or its affiliates. John Madden, NFL and FIFA are the property of their respective owners and used with permission. PlayStation is a registered trademark of Sony Computer Entertainment Inc.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statement of Operations
(in millions, except share per data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Net revenue
Product	$625	$606	$1,802	$1,899
Service and other	445	520	1,286	1,431
Total net revenue	1,070	1,126	3,088	3,330
Cost of revenue
Product	439	300	868	899
Service and other	107	101	260	296
Total cost of revenue	546	401	1,128	1,195
Gross profit	524	725	1,960	2,135
Operating expenses:
Research and development	266	283	827	809
Marketing and sales	190	169	469	482
General and administrative	97	107	296	287
Acquisition-related contingent consideration	—	—	—	(2)
Amortization of intangibles	2	4	6	11
Total operating expenses	555	563	1,598	1,587
Operating income (loss)	(31)	162	362	548
Interest and other income (expense), net	1	(6)	(11)	(20)
Income (loss) before provision for income taxes	(30)	156	351	528
Provision for income taxes	15	14	94	48
Net income (loss)	$(45)	$142	$257	$480
Earnings (loss) per share
Basic	$(0.14)	$0.46	$0.83	$1.54
Diluted	$(0.14)	$0.44	$0.77	$1.49
Number of shares used in computation
Basic	311	311	311	312
Diluted	311	323	333	322

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net revenue, gross profit, operating income (loss), net income (loss) and number of diluted shares as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and number of non-GAAP diluted shares.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Net revenue
GAAP net revenue	$1,070	$1,126	$3,088	$3,330
Change in deferred net revenue (online-enabled games)	733	302	554	93
Non-GAAP net revenue	$1,803	$1,428	$3,642	$3,423
Gross profit
GAAP gross profit	$524	$725	$1,960	$2,135
Acquisition-related expenses	12	12	35	38
Change in deferred net revenue (online-enabled games)	733	302	554	93
Loss on licensed intellectual property commitment (COGS)	—	—	—	122
Stock-based compensation	—	1	1	2
Non-GAAP gross profit	$1,269	$1,040	$2,550	$2,390
Operating income
GAAP operating income (loss)	$(31)	$162	$362	$548
Acquisition-related expenses	14	16	41	47
Change in deferred net revenue (online-enabled games)	733	302	554	93
Loss on licensed intellectual property commitment (COGS)	—	—	—	122
College football settlement expenses	—	—	—	(5)
Stock-based compensation	42	39	131	108
Non-GAAP operating income	$758	$519	$1,088	$913
Net Income
GAAP net income (loss)	$(45)	$142	$257	$480
Acquisition-related expenses	14	16	41	47
Amortization of debt discount and loss on conversion of notes	5	5	22	16
Change in deferred net revenue (online-enabled games)	733	302	554	93
Loss on licensed intellectual property commitment (COGS)	—	—	—	122
College football settlement expenses	—	—	—	(5)
Stock-based compensation	42	39	131	108
Income tax adjustments	(153)	(116)	(148)	(180)
Non-GAAP net income	$596	$388	$857	$681
Non-GAAP earnings per share
Basic	$1.92	$1.25	$2.76	$2.18
Diluted	$1.83	$1.22	$2.64	$2.13
Number of shares
GAAP & Non-GAAP Basic	311	311	311	312
GAAP Diluted	311	323	333	322
Anti-dilutive shares excluded for GAAP loss position[1]	20	—	—	—
Shares from convertible bond hedge	(6)	(4)	(8)	(2)
Non-GAAP Diluted	325	319	325	320

1 Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive. In the three months ended December 31, 2015, EA incurred a GAAP loss but a non-GAAP profit; therefore 20 million shares related to the stock-based compensation plans are excluded from the GAAP diluted share count but are included in the non-GAAP diluted share count.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	December 31, 2015	March 31, 2015 [2]
ASSETS
Current assets:
Cash and cash equivalents	$2,263	$2,068
Short-term investments	966	953
Receivables, net of allowances of $204 and $140, respectively	621	362
Inventories	42	36
Deferred income taxes, net	46	54
Other current assets	214	247
Total current assets	4,152	3,720
Property and equipment, net	415	459
Goodwill	1,708	1,713
Acquisition-related intangibles, net	71	111
Deferred income taxes, net	8	13
Other assets	116	131
TOTAL ASSETS	$6,470	$6,147
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128	$68
Accrued and other current liabilities	840	794
Deferred net revenue (online-enabled games)	1,844	1,283
0.75% convertible senior notes due 2016, net	333	602
Total current liabilities	3,145	2,747
Income tax obligations	63	70
Deferred income taxes, net	75	80
Other liabilities	168	183
Total liabilities	3,451	3,080
0.75% convertible senior notes due 2016	7	31

Common stock	3	3
Additional paid-in capital	1,905	2,127
Retained earnings	1,161	904
Accumulated other comprehensive income (loss)	(57)	2
Total stockholders’ equity	3,012	3,036
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,470	$6,147

2 Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
OPERATING ACTIVITIES
Net income (loss)	$(45)	$142	$257	$480
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	50	53	149	165
Loss on conversion of senior notes	2	—	8	—
Stock-based compensation	42	39	131	108
Acquisition-related contingent consideration	—	—	—	(2)
Change in assets and liabilities:
Receivables, net	111	332	(268)	(176)
Inventories	20	27	(6)	16
Other assets	3	(1)	42	137
Accounts payable	(56)	(112)	70	(29)
Accrued and other liabilities	25	(105)	(124)	68
Deferred income taxes, net	5	5	6	9
Deferred net revenue (online-enabled games)	732	302	562	93
Net cash provided by operating activities	889	682	827	869
INVESTING ACTIVITIES
Capital expenditures	(21)	(15)	(63)	(63)
Proceeds from maturities and sales of short-term investments	194	168	707	520
Purchase of short-term investments	(176)	(180)	(727)	(717)
Net cash (used in) investing activities	(3)	(27)	(83)	(260)
FINANCING ACTIVITIES
Payment of senior notes	(95)	—	(293)	—
Proceeds from issuance of common stock	2	5	86	31
Excess tax benefit from stock-based compensation	8	2	73	16
Repurchase and retirement of common stock	(126)	(97)	(384)	(242)
Net cash (used in) financing activities	(211)	(90)	(518)	(195)
Effect of foreign exchange on cash and cash equivalents	(10)	(23)	(31)	(30)
Increase in cash and cash equivalents	665	542	195	384
Beginning cash and cash equivalents	1,598	1,624	2,068	1,782
Ending cash and cash equivalents	$2,263	$2,166	$2,263	$2,166

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY15	FY15	FY16	FY16	FY16	Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	1,126	1,185	1,203	815	1,070	(5%)
Change in deferred net revenue (online-enabled games)	302	(289)	(510)	331	733
Non-GAAP net revenue	1,428	896	693	1,146	1,803	26%
Gross profit
GAAP gross profit	725	951	1,030	406	524	(28%)
Acquisition-related expenses	12	14	12	11	12
Change in deferred net revenue (online-enabled games)	302	(289)	(510)	331	733
Stock-based compensation	1	—	—	1	—
Non-GAAP gross profit	1,040	676	532	749	1,269	22%
GAAP gross profit % (as a % of GAAP net revenue)	64%	80%	86%	50%	49%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	73%	75%	77%	65%	70%
Operating income
GAAP operating income (loss)	162	400	512	(119)	(31)	(119%)
Acquisition-related expenses	16	16	13	14	14
Change in deferred net revenue (online-enabled games)	302	(289)	(510)	331	733
Stock-based compensation	39	36	45	44	42
Non-GAAP operating income	519	163	60	270	758	46%
GAAP operating income (loss) % (as a % of GAAP net revenue)	14%	34%	43%	(15%)	(3%)
Non-GAAP operating income % (as a % of non-GAAP net revenue)	36%	18%	9%	24%	42%
Net income
GAAP net income (loss)	142	395	442	(140)	(45)	(132%)
Acquisition-related expenses	16	16	13	14	14
Amortization of debt discount and loss on conversion of notes	5	6	6	11	5
Change in deferred net revenue (online-enabled games)	302	(289)	(510)	331	733
Stock-based compensation	39	36	45	44	42
Income tax adjustments	(116)	(39)	53	(48)	(153)
Non-GAAP net income	388	125	49	212	596	54%
GAAP net income (loss) % (as a % of GAAP net revenue)	13%	33%	37%	(17%)	(4%)
Non-GAAP net income % (as a % of non-GAAP net revenue)	27%	14%	7%	18%	33%
Diluted earnings (loss) per share
GAAP earnings (loss) per share	0.44	1.19	1.32	(0.45)	(0.14)	(132%)
Non-GAAP earnings per share	1.22	0.39	0.15	0.65	1.83	50%
Number of diluted shares used in computation
GAAP & Non-GAAP Basic	311	310	311	312	311
GAAP Diluted	323	332	335	312	311
Anti-dilutive shares excluded for GAAP loss position[1]	—	—	—	21	20
Shares from convertible bond hedge	(4)	(8)	(10)	(7)	(6)
Non-GAAP Diluted	319	324	325	326	325

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY15	FY15	FY16	FY16	FY16	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography net revenue
North America	473	528	506	381	448	(5%)
International	653	657	697	434	622	(5%)
Total GAAP net revenue	1,126	1,185	1,203	815	1,070	(5%)
North America	152	(125)	(215)	91	403
International	150	(164)	(295)	240	330
Change in deferred net revenue (online-enabled games)	302	(289)	(510)	331	733
North America	625	403	291	472	851	36%
International	803	493	402	674	952	19%
Total Non-GAAP net revenue	1,428	896	693	1,146	1,803	26%
North America	42%	45%	42%	47%	42%
International	58%	55%	58%	53%	58%
Total GAAP net revenue %	100%	100%	100%	100%	100%
North America	44%	45%	42%	41%	47%
International	56%	55%	58%	59%	53%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

Net revenue composition
Packaged goods and other	585	571	580	313	501	(14%)
Full game downloads	108	122	119	82	112	4%
Extra content	210	265	291	213	241	15%
Subscriptions, advertising and other	102	92	71	84	89	(13%)
Mobile	121	135	142	123	127	5%
Total Digital	541	614	623	502	569	5%
Total GAAP net revenue	1,126	1,185	1,203	815	1,070	(5%)
Packaged goods and other	150	(277)	(419)	353	495
Full game downloads	32	(8)	(35)	7	83
Extra content	104	(18)	(36)	(18)	119
Subscriptions, advertising and other	(2)	(1)	—	(1)	1
Mobile	18	15	(20)	(10)	35
Total Digital	152	(12)	(91)	(22)	238
Change in deferred net revenue (online-enabled games)	302	(289)	(510)	331	733
Packaged goods and other	735	294	161	666	996	36%
Full game downloads	140	114	84	89	195	39%
Extra content	314	247	255	195	360	15%
Subscriptions, advertising and other	100	91	71	83	90	(10%)
Mobile	139	150	122	113	162	17%
Total Digital	693	602	532	480	807	16%
Total Non-GAAP net revenue	1,428	896	693	1,146	1,803	26%
Packaged goods and other	52%	48%	48%	38%	47%
Full game downloads	9%	10%	10%	10%	10%
Extra content	19%	22%	24%	26%	23%
Subscriptions, advertising and other	9%	8%	6%	11%	8%

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY15	FY15	FY16	FY16	FY16	Change
Mobile	11%	12%	12%	15%	12%
Total Digital	48%	52%	52%	62%	53%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Packaged goods and other	51%	33%	23%	58%	55%
Full game downloads	10%	13%	12%	8%	11%
Extra content	22%	27%	37%	17%	20%
Subscriptions, advertising and other	7%	10%	10%	7%	5%
Mobile	10%	17%	18%	10%	9%
Total Digital	49%	67%	77%	42%	45%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY15	FY15	FY16	FY16	FY16	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform net revenue
Xbox One, PLAYSTATION 4	427	468	487	332	571	34%
Xbox 360, PLAYSTATION 3	306	328	293	155	157	(49%)
Other consoles	9	3	2	1	3	(67%)
Total consoles	742	799	782	488	731	(1%)
PC / Browser	218	221	253	184	182	(17%)
Mobile	122	136	145	124	128	5%
Other	44	29	23	19	29	(34%)
Total GAAP net revenue	1,126	1,185	1,203	815	1,070	(5%)
Xbox One, PLAYSTATION 4	166	(92)	(253)	310	626
Xbox 360, PLAYSTATION 3	106	(164)	(204)	55	16
Other consoles	—	(1)	—	1	(1)
Total consoles	272	(257)	(457)	366	641
PC / Browser	13	(49)	(33)	(19)	55
Mobile	17	16	(19)	(12)	35
Other	—	1	(1)	(4)	2
Change in deferred net revenue (online-enabled games)	302	(289)	(510)	331	733
Xbox One, PLAYSTATION 4	593	376	234	642	1,197	102%
Xbox 360, PLAYSTATION 3	412	164	89	210	173	(58%)
Other consoles	9	2	2	2	2	(78%)
Total consoles	1,014	542	325	854	1,372	35%
PC / Browser	231	172	220	165	237	3%
Mobile	139	152	126	112	163	17%
Other	44	30	22	15	31	(30%)
Total Non-GAAP net revenue	1,428	896	693	1,146	1,803	26%
Xbox One, PLAYSTATION 4	38%	39%	41%	41%	53%
Xbox 360, PLAYSTATION 3	27%	28%	24%	19%	15%
Other consoles	1%	—	—	—	—
Total consoles	66%	67%	65%	60%	68%
PC / Browser	19%	19%	21%	23%	17%
Mobile	11%	12%	12%	15%	12%
Other	4%	2%	2%	2%	3%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Xbox One, PLAYSTATION 4	41%	42%	34%	56%	66%
Xbox 360, PLAYSTATION 3	29%	18%	13%	19%	10%
Other consoles	1%	—	—	—	—
Total consoles	71%	60%	47%	75%	76%
PC / Browser	16%	19%	32%	14%	13%
Mobile	10%	17%	18%	10%	9%
Other	3%	4%	3%	1%	2%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY15	FY15	FY16	FY16	FY16	Change
CASH FLOW DATA
Operating cash flow	682	198	(71)	9	889	30%
Operating cash flow - TTM	1,150	1,067	992	818	1,025	(11%)
Capital expenditures	15	32	24	18	21	40%
Capital expenditures - TTM	79	95	92	89	95	20%
Repurchase and retirement of common stock	97	95	132	126	126	30%
BALANCE SHEET DATA
Cash and cash equivalents	2,166	2,068	1,810	1,598	2,263	4%
Short-term investments	774	953	1,069	990	966	25%
Cash and cash equivalents, and short-term investments	2,940	3,021	2,879	2,588	3,229	10%
Receivables, net	488	362	144	737	621	27%
Deferred net revenue (online-enabled games)
End of the quarter	1,583	1,283	775	1,113	1,844	16%
Less: Beginning of the quarter	1,281	1,583	1,283	775	1,113
Change in deferred net revenue (online-enabled games)[3]	302	(300)	(508)	338	731
STOCK-BASED COMPENSATION
Cost of revenue	1	—	—	1	—
Research and development	22	21	26	25	26
Marketing and sales	6	5	5	7	5
General and administrative	10	10	14	11	11
Total stock-based compensation	39	36	45	44	42

3The difference between the balances of deferred net revenue (online-enabled games) does not always equal the change in deferred net revenue (online-enabled games) in the GAAP to Non-GAAP consolidated statement of operations reconciliation due to the impact of unrecognized gains/losses on cash flow hedges.